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                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42866) pertaining to the 1998 Incentive Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-69058) pertaining to the 2000 Stock Plan and 2000 Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-88808) pertaining to the 2000 Stock Plan, in the Registration Statement (Form S-8 No. 333-104190) pertaining to the 2000 Stock Plan, in the Registration Statement (Form S-3 and related Prospectus No. 333-111496) for the registration of its common stock, and in the Registration Statement (Form S-8 No. 333-114633) pertaining to the 2000 Stock Plan of our reports dated February 16, 2005, with respect to the consolidated financial statements and schedule of Illumina, Inc., Illumina, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Illumina, Inc., included in this Annual Report (Form 10-K) for the year ended January 2, 2005.

                                ERNST & YOUNG LLP

San Diego, California
March 4, 2005